Exhibit 10.5

RESCISSION OF THE AMENDMENT TO THE DEVELOPMENT AND LICENSE AGREEMENT

This RESCISSION OF THE AMENDMENT TO THE DEVELOPMENT AND LICENSE AGREEMENT is executed on this 12th day of July 2004, by and between Trimeris, Inc. (“Trimeris”), and F. Hoffmann-La Roche Ltd. and Hoffmann-La Roche Inc. (collectively, “Roche”).

WHEREAS, Trimeris and Roche have previously entered into a Development and License Agreement (including its Appendices) dated as of the 1st day of July 1999, by and between Trimeris and Roche (the “Agreement”), which sets forth the Parties’ rights, duties and obligations under the Agreement; and

WHEREAS, Trimeris and Roche have previously amended the Agreement by way of an Amendment dated as of the 5th day of January 2004 (the “First Amendment”);

WHEREAS, Trimeris and Roche desire to rescind the First Amendment such that the First Amendment shall be considered null and void ab initio;

NOW, THEREFORE, in consideration for the foregoing promises and for good and valuable consideration, the receipt and sufficiency which is hereby acknowledged, the Parties hereby agree to rescind the First Amendment in its entirety.

IN WITNESS WHEREOF, the parties have executed this Rescission to be effective as of the 5th of January 2004.

TRIMERIS, INC.		HOFFMANN-LA ROCHE INC.

By:	/s/ Dani P.Bolognesi	By:	/s/ Dennis Burns
	Dani P.Bolognesi, Ph.D.		Dennis Burns
	Chief Executive Officer		Vice President
Global Head of Business Development

F. HOFFMANN-LA ROCHE LTD

		By:	/s/ Rudolf Schaffner
Rudolf Schaffner
Global Head Legal Licensing

		By:	/s/ Nigel Sheail
		Name:	Nigel Sheail
		Title:	Global Head of Acquisitions & Strategic Alliances